UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 8, 2003

ANGELO AND MAXIE’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State of other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 North LaSalle, Suite 295, Chicago, Illinois		60610
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code		(312) 266-1100

(Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                    Exhibits

99.1 Press Release dated May 8, 2003

ITEM 9.  REGULATION FD DISCLOSURE

The following information is being furnished under Item 12 – Results of Operations and financial condition, in accordance with interim guidance issued by the SEC in SEC Release No. 33-8216.  Such information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On May 8, 2003, Angelo and Maxie’s, Inc. issued a press release entitled “Angelo and Maxie’s Reports First Quarter Results, Announces Series A Preferred Stock Dividend and Provides Strategic Alternatives Review Update.”  A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANGELO AND MAXIE’S, INC. (Registrant)

Date: May 8, 2003	By:	/s/ KENNETH R. POSNER
Kenneth R. Posner
President and Chief Executive Officer